                                                                   Exhibit 10.16

================================================================================

                 PARTICIPATION AND REGISTRATION RIGHTS AGREEMENT

                                      among

                                UGS Capital Corp.

                              UGS Capital Corp. II

                               UGS Holdings, Inc.

                                    UGS Corp.

                                       and

       Certain Stockholders of UGS Capital Corp. and UGS Capital Corp. II

                            Dated as of May 24, 2004

================================================================================

                                TABLE OF CONTENTS

1.    EFFECTIVENESS; DEFINITIONS.............................................................................     2
     1.1.     Closing........................................................................................     2
     1.2.     Definitions....................................................................................     2
2.    RIGHT OF PARTICIPATION.................................................................................     2
     2.1.     Right of Participation.........................................................................     2
              2.1.1.   Offer.................................................................................     2
              2.1.2.   Exercise..............................................................................     3
              2.1.3.   Other Securities......................................................................     4
              2.1.4.   Certain Legal Requirements............................................................     4
              2.1.5.   Further Assurances....................................................................     4
              2.1.6.   Expenses..............................................................................     5
              2.1.7.   Closing...............................................................................     5
     2.2.     Post-Issuance Notice...........................................................................     5
     2.3.     Excluded Transactions..........................................................................     6
     2.4.     Certain Provisions Applicable to Options, Warrants and Convertible Securities..................     6
     2.5.     Acquired Shares................................................................................     7
     2.6.     Period.........................................................................................     7
3.    REGISTRATION RIGHTS....................................................................................     7
     3.1.     Demand Registration Rights for Investor Registrable Securities.................................     7
              3.1.1.   General...............................................................................     7
              3.1.2.   Form..................................................................................     8
              3.1.3.   Payment of Expenses...................................................................     8
              3.1.4.   Additional Procedures.................................................................     8
              3.1.5.   Suspension of Registration............................................................     9
     3.2.     Piggyback Registration Rights..................................................................     9
              3.2.1.   Piggyback Registration................................................................     9
              3.2.2.   Payment of Expenses...................................................................    10
              3.2.3.   Additional Procedures.................................................................    10
              3.2.4.   Registration Statement Form...........................................................    11
     3.3.     Certain Other Provisions.......................................................................    11
              3.3.1.   Underwriter's Cutback.................................................................    11
              3.3.2.   Registration Procedures...............................................................    13
              3.3.3.   Selection of Underwriters and Counsel.................................................    16
              3.3.4.   Company Lock-Up.......................................................................    16
              3.3.5.   Holders and Other Holders Lock-Up.....................................................    16
              3.3.6.   Other Agreements......................................................................    17
     3.4.     Indemnification and Contribution...............................................................    17
              3.4.1.   Indemnities of the Company............................................................    17
              3.4.2.   Indemnities to the Company............................................................    18
              3.4.3.   Contribution..........................................................................    18
              3.4.4.   Limitation on Liability of Holders of Registrable Securities..........................    19
              3.4.5.   Indemnification Procedures............................................................    19
     3.5.     Permitted Registration Rights Assignees........................................................    20
              3.5.1.   Registration Rights...................................................................    20

4.    REMEDIES...............................................................................................    20
     4.1.     Generally......................................................................................    20
5.    PERMITTED TRANSFEREES..................................................................................    21
     5.1.     Transfers by Investors.........................................................................    21
     5.2.     Transfers by Managers or Manager Designees.....................................................    21
6.    AMENDMENT, TERMINATION, ETC............................................................................    21
     6.1.     Oral Modifications.............................................................................    21
     6.2.     Written Modifications..........................................................................    21
     6.3.     Withdrawal from Agreement......................................................................    22
     6.4.     Effect of Termination..........................................................................    22
7.    DEFINITIONS............................................................................................    22
     7.1.     Certain Matters of Construction................................................................    22
     7.2.     Definitions....................................................................................    23
8.    MISCELLANEOUS..........................................................................................    31
     8.1.     Authority:  Effect.............................................................................    31
     8.2.     Notices........................................................................................    31
     8.3.     Binding Effect, Etc............................................................................    33
     8.4.     Descriptive Heading............................................................................    33
     8.5.     Counterparts...................................................................................    33
     8.6.     Severability...................................................................................    33
     8.7.     No Recourse....................................................................................    34
     8.8.     Aggregation of Shares..........................................................................    34
     8.9.     Obligations of Company, Midco, Holdings and OpCo...............................................    34
9.    GOVERNING LAW..........................................................................................    34
     9.1.     Governing Law..................................................................................    34
     9.2.     Consent to Jurisdiction........................................................................    34
     9.3.     WAIVER OF JURY TRIAL...........................................................................    35
     9.4.     Exercise of Rights and Remedies................................................................    35

                 PARTICIPATION AND REGISTRATION RIGHTS AGREEMENT

     This Participation and Registration Rights Agreement (the "Agreement") is made as of May 24, 2004 by and among:

     (i) UGS Capital Corp., a Delaware corporation (formerly known as BSW Holdings, Inc.) (together with its successors and assigns, the "Company");

     (ii) UGS Capital Corp. II, a Delaware corporation (together with its successors and assigns, "Midco");

     (iii) UGS Holdings, Inc., a Delaware corporation (together with its successors and assigns, "Holdings");

     (iv) UGS Corp., a Delaware corporation (together with its successors and assigns, "AcquisitionCo");

     (v) each Person executing this Agreement and listed as an Investor on the signature pages hereto (collectively with their Permitted Transferees, the "Investors");

     (vi) each Person executing this Agreement and listed as a Manager on the signature pages hereto and such other Persons, if any, that from time to time become party hereto as Managers (collectively, the "Managers");

     (vii) each Person executing this Agreement and listed as a Manager Designee on the signature pages hereto and such other Persons, if any, that from time to time become party hereto as Manager Designees (collectively, the "Manager Designees" and together with the Investors and the Managers, the "Stockholders")

     (viii) such other Persons, if any, that from time to time become party hereto as holders of Other Holder Shares (as defined below) pursuant to Section 3.5 solely in the capacity of permitted assignees with respect to certain registration rights hereunder (collectively, the "Other Holders").

                                    RECITALS

     1. The Company has been formed for the purpose of acquiring (the "Acquisition"), indirectly through one or more subsidiaries, pursuant to a Stock Purchase Agreement, dated as of March 12, 2004, as amended (the "Acquisition Agreement"), between Electronic Data Systems Corporation, the Company and UGS PLM Solutions Inc. ("OpCo"), all outstanding shares of UGS PLM Solutions Inc.

     2. Upon the Closing (as defined below), the Common Stock (as defined below) of the Company, the common stock and the Preferred Stock (as defined below) of Midco and all Options (as defined below) will be held as set forth on
Schedule I hereto.

      3. In connection with the purchase of such securities, the Company, Midco, Holdings, AcquisitionCo, the Investors and certain other Stockholders of the Company and Midco have entered into a stockholders agreement dated as of the date hereof (the "Stockholders Agreement").

      4. The parties believe that it is in the best interests of the Company, Midco, Holdings, AcquisitionCo and the Stockholders to set forth their agreements regarding participation and registration rights.

                                    AGREEMENT

      Therefore, the parties hereto hereby agree as follows:

1.    EFFECTIVENESS; DEFINITIONS.

      1.1. Closing. This Agreement shall become effective upon the initial purchase of Stock by the Investors in connection with the consummation of the closing under the Acquisition Agreement (the "Closing").

      1.2. Definitions. Certain terms are used in this Agreement as specifically defined herein. These definitions are set forth or referred to in
Section 7 hereof.

2. RIGHT OF PARTICIPATION. Subject to Section 2.3, the Company shall not, and shall not permit any direct or indirect subsidiary of the Company (the Company and each such subsidiary, an "Issuer") to, issue or sell any shares of any of its capital stock or any securities convertible into or exchangeable for any shares of its capital stock, issue or grant any options or warrants for the purchase of, or enter into any agreements providing for the issuance (contingent or otherwise) of, any of its capital stock or any stock or securities convertible into or exchangeable for any shares of its capital stock, in each case, to any Person (each an "Issuance" of "Subject Securities"), except in compliance with the provisions of Section 2.1 or Section 2.2.

      2.1.  Right of Participation.

            2.1.1. Offer. Not fewer than ten business days prior to the consummation of an Issuance, a notice (the "Participation Notice") shall be furnished by the Issuer to each holder of Participation Shares (the "Participation Offerees"). The Participation Notice shall include:

                   (a) the principal terms and conditions of the proposed
            Issuance, including (i) the amount, kind and terms of the Subject Securities to be included in the Issuance, (ii) the number of Equivalent Shares represented by such Subject Securities (if applicable), (iii) the percentage of the total Purchase Price Value of Shares outstanding as of immediately prior to giving effect to such Issuance which the Purchase Price Value of Participation Shares held by such Participation Offeree constitutes (the "Participation Portion"), (iv) the maximum and minimum price (including if applicable, the maximum and minimum Price Per Equivalent Share) per unit of the Subject Securities, including a description of any non-cash consideration sufficiently detailed to permit valuation thereof, (v) the proposed manner of disposition, (vi) the name and address of the Person to whom the Subject Securities will be issued (the "Prospective Subscriber") and (vii) if known, the proposed Issuance date; and

                   (b) an offer by the Issuer to issue, at the option of each
            Participation Offeree, to such Participation Offeree such portion of the Subject Securities to be included in the Issuance as may be requested by such Participation Offeree (not to exceed the Participation Portion of the total amount of Subject Securities to be included in the Issuance), on the same terms and conditions, with respect to each unit of Subject Securities issued to the Participation Offerees, as each of the Prospective Subscribers shall be issued units of Subject Securities.

            2.1.2. Exercise.

                   (a) General. Each Participation Offeree desiring to accept the offer contained in the Participation Notice shall accept such offer by furnishing a written notice of such acceptance to the Issuer within eight business days after the date of delivery of the Participation Notice specifying the amount of Subject Securities (not in any event to exceed the Participation Portion of the total amount of Subject Securities to be included in the Issuance) which such Participation Offeree desires to be issued (each a "Participating Buyer"). Each Participation Offeree who does not accept such offer in compliance with the above requirements, including the applicable time periods, shall be deemed to have waived all of such holder's rights to participate in such Issuance, and the Issuer shall thereafter be free to issue Subject Securities in such Issuance to the Prospective Subscriber and any Participating Buyers, at a price no less than the minimum price set forth in the Participation Notice and on other principal terms not substantially more favorable to the Prospective Subscriber than those set forth in the Participation Notice, without any further obligation to such non-accepting Participation Offerees pursuant to Section 2. If, prior to consummation, the terms of such proposed Issuance shall change with the result that the price shall be less than the minimum price set forth in the Participation Notice or the other principal terms shall be substantially more favorable to the Prospective Subscriber than those set forth in the Participation Notice, it shall be necessary for a separate Participation Notice to be furnished, and the terms and provisions of this Section 2.1 separately complied with, in order to consummate such Issuance pursuant to this Section 2.1; provided, however, that in such case of a separate Participation Notice, the applicable period to which reference is made in Section 2.1.1 and in the first sentence of
            Section 2.1.2(a) shall be three business days and two business days respectively.

                   (b) Irrevocable Acceptance. The acceptance of each
            Participating Buyer shall be irrevocable except as hereinafter provided, and each such Participating Buyer shall be bound and obligated to acquire in the Issuance on the same terms and conditions, with respect to each unit of Subject Securities issued, as the

            Prospective Subscriber, such amount of Subject Securities as such Participating Buyer shall have specified in such Participating Buyer's written commitment.

                   (c) Time Limitation. If at the end of the 180th day after the date of the effectiveness of the Participation Notice the Issuer has not completed the Issuance, each Participating Buyer shall be released from such holder's obligations under the written commitment, the Participation Notice shall be null and void, and it shall be necessary for a separate Participation Notice to be furnished, and the terms and provisions of this Section 2.1 separately complied with, in order to consummate such Issuance pursuant to this Section 2.1; provided, however, that in such case of a separate Participation Notice on substantially the same terms and conditions, the applicable period to which reference is made in
            Section 2.1.1 and in the first sentence of Section 2.1.2(a) shall be three business days and two business days, respectively.

            2.1.3. Other Securities. The Issuer may condition the participation of the Participation Offerees in an Issuance upon the purchase by such Participation Offerees of any securities (including debt securities) other than Subject Securities ("Other Securities") in the event that the participation of the Prospective Subscriber in such Issuance is so conditioned. In such case, each Participating Buyer shall acquire in the Issuance, together with the Subject Securities to be acquired by it, Other Securities in the same proportion to the Subject Securities to be acquired by it as the proportion of Other Securities to Subject Securities being acquired by the Prospective Subscriber in the Issuance, on the same terms and conditions, as to each unit of Subject Securities and Other Securities issued to the Participating Buyers, as the Prospective Subscriber shall be issued units of Subject Securities and Other Securities.

            2.1.4. Certain Legal Requirements. In the event that the participation in the Issuance by a Participation Offeree as a Participating Buyer would require under applicable law (i) the registration or qualification of such securities or of any Person as a broker or dealer or agent with respect to such securities where such registration or qualification is not otherwise required for the Issuance or (ii) the provision to any participant in the Sale of any specified information regarding the Company or any of its subsidiaries or the securities that is not otherwise required to be provided for the Issuance, such Participation Offeree shall not have the right to participate in the Issuance. Without limiting the generality of the foregoing, it is understood and agreed that neither the Company nor the Issuer shall be under any obligation to effect a registration of such securities under the Securities Act or similar state statutes.

            2.1.5. Further Assurances. Each Participating Buyer shall take or cause to be taken all such reasonable actions as may be necessary or reasonably desirable in order expeditiously to consummate each Issuance pursuant to this Section 2.1 and any related transactions, including executing, acknowledging and delivering consents, assignments, waivers and other documents or instruments; filing applications, reports, returns, filings and other documents or instruments with governmental authorities; and otherwise cooperating with the Issuer and the Prospective Subscriber. Without limiting the generality of the foregoing, each such Participating Buyer agrees to execute and deliver such subscription and other agreements specified by the Issuer to which the Prospective Subscriber will be party.

            2.1.6. Expenses. All costs and expenses incurred by the Issuer in connection with any proposed Issuance of Subject Securities (whether or not consummated), including all attorney's fees and charges, all accounting fees and charges and all finders, brokerage or investment banking fees, charges or commissions, shall be paid by the Company or the Issuer. The reasonable fees and charges of a single legal counsel for each Investor Group in connection with such proposed Issuance of Subject Securities (whether or not consummated) shall be paid by the Company or the Issuer. Any other costs and expenses incurred by or on behalf of any holder of Shares in connection with such proposed Issuance of Subject Securities (whether or not consummated) shall be borne by such holder.

            2.1.7. Closing. The closing of an Issuance pursuant to Section 2.1 shall take place on (i) the proposed date of Issuance, if any, set forth in the Participation Notice (provided that consummation of any Transfer may be extended beyond such date to the extent necessary to obtain any applicable governmental approval or other required approval or to satisfy other conditions), (ii) if no proposed Transfer date was required to be specified in the Participation Notice, at such time as the Issuer shall specify by notice to each Participating Buyer, provided that such closing with respect to a Participating Buyer shall not be prior to the date that is ten business days after the Company issues the applicable Participation Notice without the consent of such Participating Buyer and (iii) at such place as the Issuer shall specify by notice to each Participating Buyer. At the closing of any Issuance under this Section 2.1.7, each Participating Buyer shall be delivered the notes, certificates or other instruments evidencing the Subject Securities (and, if applicable, Other Securities) to be issued to such Participating Buyer, registered in the name of such Participating Buyer or such holder's designated nominee, free and clear of any liens or encumbrances, with any transfer tax stamps affixed, against delivery by such Participating Buyer of the applicable consideration.

      2.2. Post-Issuance Notice. Notwithstanding the requirements of Section 2.1, the Issuer may proceed with any Issuance prior to having complied with the provisions of Section 2.1; provided that the Issuer shall:

                  (a) provide to each holder of Shares who would have been a
            Participation Offeree in connection with such Issuance (i) with prompt notice of such Issuance and (ii) the Participation Notice described in Section 2.1.1 in which the actual price per unit of Subject Securities (and, if applicable, actual Price Per Equivalent Share) shall be set forth;

                  (b) offer to issue to such holder of Shares such number of securities of the type issued in the Issuance as may be requested by such holder of Shares (not to exceed the Participation Portion that such holder of Shares would have been entitled to pursuant to
            Section 2.1 multiplied by the sum of (a) the number of Subject Securities included in the Issuance and (b) the aggregate number of shares issued pursuant to this Section 2.2 with respect to such Issuance) on the same economic terms and conditions with respect to such securities as the subscribers in the Issuance received; and

                  (c) keep such offer open for a period of ten business days, during which period, each such holder may accept such offer by sending a written acceptance to the Issuer committing to purchase an amount of such securities (not in any event to exceed the Participation Portion that such holder would have been entitled to pursuant to Section 2.1 multiplied by the sum of (a) the number of Subject Securities included in such issuance and (b) the aggregate number of shares issued pursuant to this Section 2.2 with respect to such Issuance).

      2.3. Excluded Transactions. The provisions of this Section 2 shall not apply to Issuances by the Company or any subsidiary of the Company as follows:

                  (a) Any Issuance of Stock upon the exercise or conversion of any Stock, Options, Warrants or Convertible Securities outstanding on the date hereof or Issued after the date hereof in compliance with the provisions of this Section 2;

                  (b) Any Issuance of shares of Stock, Options, Warrants or
            Convertible Securities, in each case to the extent approved by the Board, to officers, employees, directors or consultants of the Company or its subsidiaries in connection with such Person's employment or consulting arrangements with the Company or its subsidiaries;

                  (c) Any Issuance of shares of Stock, Options, Warrants or
            Convertible Securities, in each case to the extent approved by the Board, (i) in any business combination or acquisition transaction involving the Company or any of its subsidiaries, (ii) in connection with any joint venture or strategic partnership or (iii) in connection with the incurrence or guarantee of indebtedness by the Company or any of its subsidiaries;

                  (d) Any Issuance of Stock pursuant to a Qualified Public
            Offering;

                  (e) The Issuance of Shares to the Investors, Managers and
            Manager Designees in connection with the Closing; or

                  (f) Any Issuance of shares of Stock in connection with any stock split, stock dividend or recapitalization approved by the Board.

      2.4. Certain Provisions Applicable to Options, Warrants and Convertible Securities. In the event that the Issuance of Subject Securities shall result in any increase in the number of shares of Stock issuable upon exercise, conversion or exchange of any Options, Warrants or Convertible Securities, the number of shares (or Equivalent Shares, if applicable) of Subject Securities (and Other Securities, if applicable) which the holders of such Options, Warrants or Convertible Securities, as the case may be, shall be entitled to purchase pursuant to Section 2.1, if any, shall be reduced, share for share, by the amount of any such increase.

      2.5. Acquired Shares. Any Subject Securities constituting Stock acquired by any Investor, Manager or Manager Designee pursuant to this Section 2 shall be deemed for all purposes hereof to be Shares hereunder and under the Stockholders Agreement.

      2.6. Period. Each of the foregoing provisions of this Section 2 shall expire on the earlier of (a) a Change of Control or (b) the closing of the Initial Public Offering.

3. REGISTRATION RIGHTS. The Company will perform and comply, and cause each of its subsidiaries to perform and comply, with such of the following provisions as are applicable to it. Each Holder will perform and comply with such of the following provisions as are applicable to such Holder.

      3.1.  Demand Registration Rights for Investor Registrable Securities.

            3.1.1. General. One or more Investors or direct or indirect Permitted Registration Rights Assignees of Investors (the "Initiating Investors"), by notice to the Company specifying the intended method or methods of disposition, may request that the Company effect the registration under the Securities Act for a Public Offering of all or a specified part of the Registrable Securities held by such Initiating Investors; provided, however, that the value of Registrable Securities that the Initiating Investors propose to sell in such Public Offering is at least fifty million dollars ($50,000,000) or such lower amount as agreed by the Requisite Stockholder Majority; and provided, further, that the Initial Public Offering may not be initiated pursuant to this Section
      3.1 without the approval of the Requisite Stockholder Majority. The Company will then use its best efforts to (i) effect the registration under the Securities Act (including by means of a shelf registration pursuant to Rule 415 under the Securities Act if so requested by a majority of the Investors that then hold a number of shares of Class A Common Stock equal to at least $100 million of aggregate Purchase Price Value (in respect of shares originally issued as Class A Common Stock, Class L Common Stock or otherwise) and if the Company is then eligible to use such registration) of the Registrable Securities which the Company has been requested to register by such Initiating Investors together with all other Registrable Securities which the Company has been requested to register pursuant to Section 3.2 by other Holders, all to the extent requisite to permit the disposition (in accordance with the intended methods thereof as aforesaid and as otherwise specified by the Principal Participating Holders) of the Registrable Securities which the Company has been so requested to register, and (ii) if requested by the Principal Participating Holders, obtain acceleration of the effective date of the registration statement relating to such registration; provided, however, that the Company shall not be obligated to take any action to effect any such registration pursuant to this Section 3.1.1:

                   (a) during the effectiveness of any Principal Lock-Up
            Agreement entered into in connection with any registration statement pertaining to an underwritten public offering of securities of the Company for its own account (other than a Rule 145 Transaction, or a registration relating solely to employee benefit plans);

                   (b) upon the request of Initiating Investors that are or were members of an Investor Group on any form other than Form S-3 (or any successor form) if the Company has previously effected a number of registrations of Registrable Securities under this Section 3.1.1 upon the request of Initiating Investors that are or were members of such Investor Group on any form other than Form S-3 (or any successor form) equaling or exceeding three (3) with respect to such Investor Group; provided, however, that any registration of Registrable Securities (i) which does not become and remain effective for at least 270 days in accordance with the provisions of this Section 3 or (ii) pursuant to which the Initiating Investors and all other holders of Registrable Securities joining therein are not able to include at least 90% of the Registrable Securities which they desired to include, shall not be included in the calculation of the numbers of registrations contemplated by this clause (b); or

                   (c) if a registration statement requested under this Section
            3.1.1 became effective within the preceding 90 days.

            3.1.2. Form. Except as otherwise provided above or required by law, each registration requested pursuant to Section 3.1.1 shall be effected by the filing of a registration statement on Form S-3 (or any other form which includes substantially the same information as would be required to be included in a registration statement on such form as currently constituted); provided that if any registration requested pursuant to this
      Section 3.1 is proposed to be effected on Form S-3 (or any successor or similar shortform registration statement) and is in connection with an underwritten offering, and if the managing underwriter shall advise the Company in writing that, in its opinion, it is of material importance to the success of such proposed offering to file a registration statement on Form S-1 (or any successor or similar registration statement) or to include in such registration statement information not required to be included pursuant to Form S-3 (or any successor or similar shortform registration statement), then the Company will file a registration statement on Form S-1 or supplement Form S-3 (or any successor or similar shortform registration statement) as reasonably requested by such managing underwriter.

            3.1.3. Payment of Expenses. The Company shall pay all Registration Expenses in connection with registrations of Registrable Securities pursuant to this Section 3.1, including all reasonable expenses (other than fees and disbursements of counsel that do not constitute Registration Expenses) that any Holder incurs in connection with each registration of Registrable Securities requested pursuant to this Section 3.1.

            3.1.4. Additional Procedures. In the case of a registration pursuant to Section 3.1 hereof, whenever the Principal Participating Holders shall request that such registration shall be effected pursuant to an underwritten offering, the Company shall include such information in the written notices to Holders referred to in Section 3.2. In such event, the right of any Holder to have securities owned by such Holder included in such registration pursuant to Section 3.1 shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting (unless otherwise mutually agreed upon by the Principal

      Participating Holders and such Holder). If requested by the Principal Participating Holders, the Company together with the Holders proposing to distribute their securities through the underwriting will enter into an underwriting agreement with the underwriters for such offering containing such representations and warranties by the Company and such Holders and such other terms and provisions as are customarily contained in underwriting agreements with respect to secondary distributions, including customary indemnity and contribution provisions (subject, in each case, to the limitations on such liabilities set forth in this Agreement).

            3.1.5. Suspension of Registration. If the filing, initial effectiveness or continued use of a registration statement, including a shelf registration statement pursuant to Rule 415 under the Securities Act, in respect of a registration pursuant to this Section 3.1 at any time would require the Company to make a public disclosure of material non-public information, which disclosure in the good faith judgment of the Board (after consultation with external legal counsel) (i) would be required to be made in any registration statement so that such registration statement would not be materially misleading, (ii) would not be required to be made at such time but for the filing, effectiveness or continued use of such registration statement and (iii) would have a material adverse effect on the Company or its business or on the Company's ability to effect a material proposed acquisition, disposition, financing, reorganization, recapitalization or similar transaction, then the Company may, upon giving prompt written notice of such action to the Holders participating in such registration, delay the filing or initial effectiveness of, or suspend use of, such registration statement; provided, that the Company shall not be permitted to do so (i) more than two times during any 12 month period, (ii) for a period exceeding 30 days on any one occasion or (iii) for a period exceeding 60 days in any 12 month period. In the event the Company exercises its rights under the preceding sentence, such Holders agree to suspend, promptly upon their receipt of the notice referred to above, their use of any prospectus relating to such registration in connection with any sale or offer to sell Registrable Securities. The Company shall promptly notify such Holders of the expiration of any period during which it exercised its rights under this Section 3.1.5. The Company agrees that, in the event it exercises its rights under this Section 3.1.5, it shall, within 30 days following such Holders' receipt of the notice of suspension, update the suspended registration statement as may be necessary to permit the Holders to resume use thereof in connection with the offer and sale of their Registrable Securities in accordance with applicable law.

      3.2.  Piggyback Registration Rights.

            3.2.1. Piggyback Registration.

                   (a) General. Each time the Company proposes to register any shares of Common Stock under the Securities Act on a form which would permit registration of Registrable Securities for sale to the public, for its own account and/or for the account of any other Person (pursuant to Section 3.1 or otherwise) for sale in a Public Offering, the Company will give notice to all Holders of its intention to do so. Any Holder may, by written response delivered to the

            Company within 20 days after the date of delivery of such notice, request that all or a specified part of such Holder's Registrable Securities be included in such registration. The Company thereupon will use its best efforts to cause to be included in such registration under the Securities Act all Registrable Securities which the Company has been so requested to register by such Holders, to the extent required to permit the disposition (in accordance with the methods to be used by the Company or, pursuant to Section 3.1, other Holders in such Public Offering) of the Registrable Securities to be so registered; provided that (i) if, at any time after giving written notice of its intention to register any securities, the Company shall determine for any reason not to proceed with the proposed registration of the securities to be sold by it, the Company may, at its election, give written notice of such determination to each Holder and, thereupon, shall be relieved of its obligation to register any Registrable Securities in connection with such registration (but not from its obligation to pay the Registration Expenses in connection therewith), and (ii) if such registration involves an underwritten offering, all Holders requesting to be included in the Company's registration must sell their Registrable Securities to the underwriters selected by the Company on the same terms and conditions as apply to the Company (with such differences as may be customary or appropriate in combined primary and secondary offerings) or, in the case of a registration initiated pursuant to Section 3.1.1, the Principal Participating Holders. No registration of Registrable Securities effected under this Section 3.2 shall relieve the Company of any of its obligations to effect registrations of Registrable Securities pursuant to Section 3.1 hereof.

                  (b) Excluded Transactions. The Company shall not be obligated to effect any registration of Registrable Securities under this
            Section 3.2 incidental to the registration of any of its securities in connection with:

                      (i) Any Public Offering relating to employee benefit plans or dividend reinvestment plans;

                      (ii) Any Public Offering relating to the acquisition or merger after the date hereof by the Company or any of its subsidiaries of or with any other businesses except to the extent such Public Offering is for the sale of securities in cash; or

                      (iii) The Initial Public Offering, unless such offering
                  shall have been initiated pursuant to Section 3.1.1 or the Requisite Stockholder Majority determines otherwise.

            3.2.2. Payment of Expenses. The Company will pay all Registration Expenses in connection with registrations of Registrable Securities pursuant to this Section 3.2.

            3.2.3. Additional Procedures. Holders participating in any Public Offering pursuant to this Section 3.2 shall take all such actions and execute all such documents and instruments that are reasonably requested by the Company to effect the sale of their Registrable Securities in such Public Offering, including being parties to the underwriting agreement entered into by the Company and any other selling shareholders in connection therewith and being liable in respect of the representations and warranties and the other agreements (including customary selling stockholder representations, warranties, indemnifications and "lock-up" agreements) for the benefit of the underwriters contained therein; provided, however, that (a) with respect to individual representations, warranties, indemnities and agreements of sellers of Registrable Securities in such Public Offering, the aggregate amount of such liability shall not exceed such holder's net proceeds from such offering and (b) to the extent selling stockholders give further representations, warranties and indemnities, then with respect to all other representations, warranties and indemnities of sellers of shares in such Public Offering, the aggregate amount of such liability shall not exceed the lesser of (i) such holder's pro rata portion of any such liability, in accordance with such holder's portion of the total number of Registrable Securities included in the offering, and (ii) such holder's net proceeds from such offering.

            3.2.4. Registration Statement Form. The Company shall select the registration statement form for any registration pursuant to this Section
      3.2 (other than a registration that is also pursuant to Section 3.1); provided that if any registration requested pursuant to this Section 3.2 is proposed to be effected on Form S-3 (or any successor form) and is in connection with an underwritten offering, and if the managing underwriter shall advise the Company in writing that, in its opinion, it is of material importance to the success of such proposed offering to include in such registration statement information not required to be included pursuant to such form, then the Company will supplement such registration statement as reasonably requested by such managing underwriter.

      3.3.  Certain Other Provisions.

            3.3.1. Underwriter's Cutback. In connection with any registration of shares, the underwriter may determine that marketing factors (including an adverse effect on the per share offering price) require a limitation of the number of shares to be underwritten. Notwithstanding any contrary provision of this Section 3 and subject to the terms of this Section 3.3.1, the underwriter may limit the number of shares which would otherwise be included in such registration by excluding any or all Registrable Securities from such registration, it being understood that, if the registration in question involves a registration for sale of securities for the Company's own account, then the number of shares which the Company seeks to have registered in such registration shall not be subject to exclusion, in whole or in part, under this Section 3.3.1. Upon receipt of notice from the underwriter of the need to reduce the number of shares to be included in the registration, the Company shall advise all holders of the Company's securities that would otherwise be registered and underwritten pursuant hereto, and the number of shares of such securities, including Registrable Securities, that may be included in the registration shall be allocated in the following manner, unless the underwriter shall determine that marketing factors require a different allocation: shares, other than Registrable Securities, requested to be included in such registration by other shareholders shall be excluded unless the Company, with the consent of the parties required to approve any amendment or waiver of this Agreement pursuant to Section 6.2, has granted registration rights which are to be treated on an equal basis with

      Registrable Securities for the purpose of the exercise of the underwriter cutback (such shares afforded such equal treatment being "Parity Shares"); and, if a limitation on the number of shares is still required, the number of Registrable Securities, Parity Shares and other shares of Common Stock that may be included in such registration shall be allocated among the holders thereof in proportion, as nearly as practicable, as follows:

                  (a) there shall be first allocated to each such holder
            requesting that its Registrable Securities or Parity Shares be registered in such registration a number of such shares to be included in such registration equal to the lesser of (A) the number of such shares requested to be registered by such holder, and (B) a number of such shares equal to such holder's Pro Rata Portion;

                  (b) the balance, if any, not allocated pursuant to clause (i)
            above shall be allocated to those holders requesting that their Registrable Securities or Parity Shares be registered in such registration which requested to register a number of such shares in excess of such holder's Pro Rata Portion pro rata to each such holder based upon the number of Registrable Securities and Parity Shares held by such holder, or in such other manner as the holders requesting that their Registrable Securities or Parity Shares be registered in such registration may otherwise agree; and

                  (c) the balance, if any, not allocated pursuant to clause (ii)
            above shall be allocated to shares, other than Registrable Securities and Parity Shares, requested to be included in such registration by other stockholders.

For purposes of any underwriter cutback, all Registrable Securities held by any Holder shall also include any Registrable Securities held by the partners, retired partners, shareholders or Affiliates of such Holder, or the estates and family members of any such Holder or such partners and retired partners, any trusts for the benefit of any of the foregoing Persons and, at the election of such Holder or such partners, retired partners, trusts or Affiliates, any Charitable Organization to which any of the foregoing shall have contributed Common Stock prior to the execution of the underwriting agreement in connection with such underwritten offering, and such Holder and other Persons shall be deemed to be a single selling Holder, and any pro rata reduction with respect to such selling Holder shall be based upon the aggregate amount of Common Stock owned by all entities and individuals included in such selling Holder, as defined in this sentence. No securities excluded from the underwriting by reason of the underwriter's marketing limitation shall be included in such registration. Upon delivery of a written request that Registrable Securities be included in the underwriting pursuant to Section 3.1.1 or 3.2.1(a), the Holder thereof may not thereafter elect to withdraw therefrom without the written consent of the Principal Participating Holders; provided that, if the managing underwriter of any underwritten offering shall advise the Holders participating in a registration pursuant to Section 3.1 that the Registrable Securities covered by the registration statement cannot be sold in such offering within a price range acceptable to the Principal Participating Investors, then the Principal Participating Investors shall have the right to notify the Company that they have determined that the registration statement be abandoned or withdrawn, in which event the Company shall abandon or withdraw such registration statement; provided, further, that if the price to the public at which the Registrable Securities are proposed to be sold will be less than 90% of the average closing price of the Class A-4 Common Stock during the 10 trading days preceding the date on which notice of such offering was given pursuant to Section 3.2.1(a), then the Investors participating in such registration pursuant to
Section 3.1 or 3.2 may elect to withdraw from such registration by written notice to the Company. The Company may, but shall not be required to, extend a similar withdrawal right to other Holders of Registrable Securities or Parity Shares.

            3.3.2. Registration Procedures. If and in each case when the Company is required to effect a registration of any Registrable Securities as provided in this Section 3, the Company shall promptly:

                  (a) prepare and, in any event within forty-five days (thirty days in the case of a Form S-3 registration) after the end of the period under Section 3.2.1(a) within which a piggyback request for registration may be given to the Company, file with the Commission a registration statement with respect to such Registrable Securities and use its best efforts to cause such registration statement to become effective within ninety days of the initial filing;

                  (b) prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective for a period not in excess of 270 days (or such shorter period which will terminate when all Registrable Securities covered by such registration statement have been sold) and to comply with the provisions of the Securities Act and the Exchange Act with respect to the disposition of all securities covered by such registration statement during such period in accordance with the intended methods of disposition by the seller or sellers thereof set forth in such registration statement; provided that before filing a registration statement or prospectus, or any amendments or supplements thereto in accordance with Sections
            3.1 or 3.2, the Company will furnish to counsel selected pursuant to
            Section 3.3.3 hereof copies of all documents proposed to be filed, which documents will be subject to the review of such counsel;

                  (c) furnish to each seller of such Registrable Securities such number of copies of such registration statement and of each amendment and supplement thereto (in each case including all exhibits filed therewith), such number of copies of the prospectus included in such registration statement (including each preliminary prospectus and summary prospectus), in conformity with the requirements of the Securities Act, and such other documents as such seller may reasonably request in order to facilitate the disposition of the Registrable Securities by such seller;

                  (d) use its best efforts to register or qualify such
            Registrable Securities covered by such registration in such jurisdictions as each seller shall reasonably request, and do any and all other acts and things which may be reasonably necessary or advisable to enable such seller to consummate the disposition in such jurisdictions of the Registrable Securities owned by such seller, except that the Company shall not for any such purpose be required to qualify generally to do business as a foreign corporation in any jurisdiction where, but for the requirements of this clause (d), it would not be obligated to be so qualified or to consent to general service of process in any such jurisdiction;

                  (e) notify each seller of any such Registrable Securities
            covered by such registration statement, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the Company's becoming aware that the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing, and at the request of any such seller, prepare and furnish to such seller a reasonable number of copies of an amended or supplemental prospectus as may be necessary so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing;

                  (f) otherwise use its best efforts to comply with all
            applicable rules and regulations of the Commission, and make available to its security holders, as soon as reasonably practicable (but not more than 18 months) after the effective date of the registration statement, an earnings statement which shall satisfy the provisions of Section 11(a) of the Securities Act;

                  (g) (i) if such Registrable Securities are Common Stock
            (including Common Stock issuable upon conversion, exchange or exercise of another security), use its best efforts to list such Registrable Securities on any securities exchange or authorize for quotation on each other market (including, if applicable, the National Association of Securities Dealers, Inc. (the "NASD") ---- Automated Quotation System) on which the Common Stock is then listed or authorized for quotation if such Registrable Securities are not already so listed or authorized for quotation; and (ii) use its best efforts to provide a transfer agent and registrar for such Registrable Securities covered by such registration statement not later than the effective date of such registration statement;

                  (h) enter into such customary agreements (including an
            underwriting agreement in customary form), which may include indemnification provisions in favor of underwriters and other Persons in addition to the provisions of Section 6.4 hereof, and take such other actions as the Principal Participating Holders or the underwriters, if any, reasonably requested in order to expedite or facilitate the disposition of such Registrable Securities;

                  (i) obtain a "cold comfort" letter or letters from the
            Company's independent public accountants in customary form and covering matters of the type customarily covered by "cold comfort" letters as the Principal Participating Holders shall reasonably request;

                  (j) make available for inspection by any seller of such
            Registrable Securities covered by such registration statement, by any managing underwriter or underwriters participating in any disposition to be effected pursuant to such registration statement and by any attorney, accountant or other agent retained by any such seller or any such managing underwriter(s), all pertinent financial and other records, pertinent corporate documents and properties of the Company, and cause all of the Company's officers, directors and employees to supply all information reasonably requested by any such seller, underwriter, attorney, accountant or agent in connection with such registration statement (subject to each party referred to in this clause (j) entering into customary confidentiality agreements in a form reasonably acceptable to the Company);

                  (k) notify counsel (selected pursuant to Section 3.3.3 hereof)
            for the Holders of Registrable Securities included in such registration statement and the managing underwriter or agent, immediately, and confirm the notice in writing (i) when the registration statement, or any post-effective amendment to the registration statement, shall have become effective, or any supplement to the prospectus or any amendment to the prospectus shall have been filed, (ii) of the receipt of any comments from the Commission, (iii) of any request of the Commission to amend the registration statement or amend or supplement the prospectus or for additional information, and (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the registration statement or of any order preventing or suspending the use of any preliminary prospectus, or of the suspension of the qualification of the registration statement for offering or sale in any jurisdiction, or of the institution or threatening of any proceedings for any of such purposes;

                  (l) make every commercially reasonable effort to prevent the issuance of any stop order suspending the effectiveness of the registration statement or of any order preventing or suspending the use of any preliminary prospectus and, if any such order is issued, to obtain the withdrawal of any such order as soon as practicable;

                  (m) if requested by the managing underwriter or agent or any
            Holder of Registrable Securities covered by the registration statement, incorporate in a prospectus supplement or post-effective amendment such information as the managing underwriter or agent or such Holder reasonably requests to be included therein, including, with respect to the number of Registrable Securities being sold by such Holder to such underwriter or agent, the purchase price being paid therefor by such underwriter or agent and with respect to any other terms of the underwritten offering of the Registrable Securities to be sold in such offering; and make all required filings of such prospectus supplement or post-effective amendment as soon as practicable after being notified of the matters incorporated in such prospectus supplement or post-effective amendment;

                  (n) cooperate with the Holders of Registrable Securities
            covered by the registration statement and the managing underwriter or agent, if any, to facilitate the timely preparation and delivery of certificates (not bearing any restrictive legends) representing securities to be sold under the registration statement, and enable such securities to be in such denominations and registered in such names as the managing underwriter or agent, if any, or such Holders may request;

                  (o) obtain for delivery to the Holders of Registrable
            Securities being registered and to the underwriter or agent an opinion or opinions from counsel for the Company in customary form and in form, substance and scope reasonably satisfactory to such Holders, underwriters or agents and their counsel;

                  (p) cooperate with each seller of Registrable Securities and each underwriter or agent participating in the disposition of such Registrable Securities and their respective counsel in connection with any filings required to be made with the NASD; and

                  (q) use its commercially reasonable best efforts to make
            available the executive officers of the Company to participate with the Holders of Registrable Securities and any underwriters in any "road shows" that may be reasonably requested by the Holders in connection with distribution of the Registrable Securities.

            3.3.3. Selection of Underwriters and Counsel. The underwriters and legal counsel to be retained by the Company in connection with any Public Offering shall be selected by the Board; provided that, in the case of an offering following a request therefor under Section 3.1.1, such underwriters and counsel shall be reasonably acceptable to the Principal Participating Holders. In connection with any registration of Registrable Securities pursuant to Sections 3.1 and 3.2 hereof, the Principal Participating Holders may select one counsel to represent all Holders of Registrable Securities covered by such registration; provided, however, that in the event that the counsel selected as provided above is also acting as counsel to the Company in connection with such registration, the remaining Holders shall be entitled to select one additional counsel to represent, at such Holders' expense, all such remaining Holders.

            3.3.4. Company Lock-Up. If any registration pursuant to Section 3.1 of this Agreement shall be in connection with an underwritten public offering, the Company agrees not to effect any public sale or distribution of any Common Stock of the Company (or securities convertible into or exchangeable or exercisable for Common Stock) (in each case, other than as part of such underwritten public offering and other than pursuant to a registration on Form S-4 or S-8) for its own account, within 90 days (or such shorter period as the managing underwriters may require) after, the effective date of such registration (except as part of such registration).

            3.3.5. Holders and Other Holders Lock-Up. Each Holder and each Other Holder shall comply with the provisions of Section 5 of the Stockholders Agreement applicable to a "Stockholder" as though such Section were set forth herein.

            3.3.6. Other Agreements. The Company covenants and agrees that, so long as any Person holds any Registrable Securities in respect of which any registration rights provided for in Section 3.1 of this Agreement remain in effect, the Company will not, directly or indirectly, grant to any Person or agree to or otherwise become obligated in respect of (i) rights of registration in the nature or substantially in the nature of those set forth in Section 3.1 of this Agreement that would have priority over the Registrable Securities with respect to the inclusion of such securities in any registration or (ii) demand registration rights exercisable prior to such time as the Investors can first exercise their rights under Section 3.1.

      3.4.  Indemnification and Contribution.

            3.4.1. Indemnities of the Company. In the event of any registration of any Registrable Securities or other debt or equity securities of the Company or any of its subsidiaries under the Securities Act pursuant to this Section 3 or otherwise, and in connection with any registration statement or any other disclosure document produced by or on behalf of the Company or any of its subsidiaries including reports required and other documents filed under the Exchange Act, and other documents pursuant to which any debt or equity securities of the Company or any of its subsidiaries are sold (whether or not for the account of the Company or its subsidiaries), the Company will, and hereby does, and will cause each of its subsidiaries, jointly and severally, to indemnify and hold harmless each holder of Registrable Securities, any Person who is or might be deemed to be a controlling Person of the Company or any of its subsidiaries within the meaning of Section 15 of the Securities Act or
      Section 20 of the Exchange Act, their respective direct and indirect partners, advisory board members, directors, officers, trustees, members and shareholders, and each other Person, if any, who controls any such holder or any such controlling Person within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (each such Person being referred to herein as a "Covered Person"), against any losses, claims, damages or liabilities (or actions or proceedings in respect thereof), joint or several, to which such Covered Person may be or become subject under the Securities Act, the Exchange Act, any other securities or other law of any jurisdiction, the common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained or incorporated by reference in any registration statement under the Securities Act, any preliminary prospectus or final prospectus included therein, or any related summary prospectus, or any amendment or supplement thereto, or any document incorporated by reference therein, or any other such disclosure document (including reports and other documents filed under the Exchange Act and any document incorporated by reference therein) or other document or report, (ii) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading or (iii) any violation or alleged violation by the Company or any of its subsidiaries of any federal, state, foreign or common law rule or regulation applicable to the Company or any of its subsidiaries and relating to action or inaction in connection with any such registration, disclosure document or other document or report, and will reimburse such Covered Person for any legal or any other expenses incurred by it in connection with investigating or defending any such loss, claim, damage, liability, action or proceeding; provided, however, that neither the Company nor any of its subsidiaries shall be liable to any Covered Person in any such case to the extent that any such loss, claim, damage, liability, action or proceeding arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in such registration statement, any such preliminary prospectus, final prospectus, summary prospectus, amendment or supplement, incorporated document or other such disclosure document or other document or report, in reliance upon and in conformity with written information furnished to the Company or to any of its subsidiaries through an instrument duly executed by such Covered Person specifically stating that it is for use in the preparation thereof. The indemnities of the Company and of its subsidiaries contained in this Section 3.4.1 shall remain in full force and effect regardless of any investigation made by or on behalf of such Covered Person and shall survive any transfer of securities or any termination of this Agreement.

            3.4.2. Indemnities to the Company. Subject to Section 3.4.4, the Company and any of its subsidiaries may require, as a condition to including any securities in any registration statement filed pursuant to this Section 3, that the Company and any of its subsidiaries shall have received an undertaking satisfactory to it from the prospective seller of such securities, severally and not jointly, to indemnify and hold harmless the Company and any of its subsidiaries, each director of the Company or any of its subsidiaries, each officer of the Company or any of its subsidiaries who shall sign such registration statement and each other Person (other than such seller), if any, who controls the Company and any of its subsidiaries within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act and each other prospective seller of such securities with respect to any statement in or omission from such registration statement, any preliminary prospectus, final prospectus or summary prospectus included therein, or any amendment or supplement thereto, or any other disclosure document (including reports and other documents filed under the Exchange Act or any document incorporated therein) or other document or report, if such statement or omission was made in reliance upon and in conformity with written information furnished to the Company or any of its subsidiaries through an instrument executed by such seller specifically stating that it is for use in the preparation of such registration statement, preliminary prospectus, final prospectus, summary prospectus, amendment or supplement, incorporated document or other document or report. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Company, any of its subsidiaries or any such director, officer or controlling Person and shall survive any transfer of securities or any termination of this Agreement.

            3.4.3. Contribution. If the indemnification provided for in Sections
      3.4.1 or 3.4.2 hereof is unavailable to a party that would have been entitled to indemnification pursuant to the foregoing provisions of this
      Section 3.4 (an "Indemnitee") in respect of any losses, claims, damages or liabilities (or actions or proceedings in respect thereof) referred to therein, then each party that would have been an indemnifying party thereunder shall, subject to Section 3.4.4 and in lieu of indemnifying such Indemnitee, contribute to the amount paid or payable by such Indemnitee as a result of such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) in such proportion as is appropriate to reflect the relative fault of such indemnifying party on the one hand and such Indemnitee on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions or proceedings in respect thereof). The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by such indemnifying party or such Indemnitee and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The parties agree that it would not be just or equitable if contribution pursuant to this Section 3.4.3 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the preceding sentence. The amount paid or payable by a contributing party as a result of the losses, claims, damages or liabilities (or actions or proceedings in respect thereof) referred to above in this Section 3.4.3 shall include any legal or other expenses reasonably incurred by such Indemnitee in connection with investigating or defending any such action or claim. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

            3.4.4. Limitation on Liability of Holders of Registrable Securities. The liability of each holder of Registrable Securities in respect of any indemnification or contribution obligation of such holder arising under this Section 3.4 shall not in any event exceed an amount equal to the net proceeds to such holder (after deduction of all underwriters' discounts and commissions) from the disposition of the Registrable Securities disposed of by such holder pursuant to such registration.

            3.4.5. Indemnification Procedures. Promptly after receipt by an Indemnitee of written notice of the commencement of any action or proceeding with respect to which a claim for indemnification may be made pursuant to this Section 3.4, such Indemnitee will, if a claim in respect thereof is to be made against an indemnifying party, give written notice to the latter of the commencement of such action or proceeding; provided that the failure of the Indemnitee to give notice as provided herein shall not relieve the indemnifying party of its obligations under this Section 3.4, except to the extent that the indemnifying party is materially prejudiced by such failure to give notice. In case any such action or proceeding is brought against an Indemnitee, the indemnifying party will be entitled to participate in and to assume the defense thereof (at its expense), jointly with any other indemnifying party similarly notified to the extent that it may wish, with counsel reasonably satisfactory to such Indemnitee, and after notice from the indemnifying party to such Indemnitee of its election so to assume the defense thereof, the indemnifying party will not be liable to such Indemnitee for any legal or other expenses subsequently incurred by the latter in connection with the defense thereof other than reasonable costs of investigation and shall have no liability for any settlement made by the Indemnitee without the consent of the indemnifying party, such consent not to be unreasonably withheld. Notwithstanding the foregoing, if in such Indemnitee's reasonable judgment a conflict of interest between such Indemnitee and the indemnifying parties may exist in respect of such action or proceeding or the indemnifying party does not assume the defense of any such action or proceeding within a reasonable time after notice of commencement, the Indemnitee shall have the right to assume or continue its own defense and the indemnifying party shall be liable for any reasonable expenses therefor, but in no event will bear the expenses for more than one firm of counsel for all Indemnitees in each jurisdiction who shall be approved by the Principal Participating Holders in the registration in respect of which such indemnification is sought. No indemnifying parry will settle any action or proceeding or consent to the entry of any judgment without the prior written consent of the Indemnitee, unless such settlement or judgment (i) includes as an unconditional term thereof the giving by the claimant or plaintiff of a release to such Indemnitee from all liability in respect of such action or proceeding and (ii) does not involve the imposition of equitable remedies or the imposition of any obligations on such Indemnitee and does not otherwise adversely affect such Indemnitee, other than as a result of the imposition of financial obligations for which such Indemnitee will be indemnified hereunder.

      3.5.  Permitted Registration Rights Assignees.

            3.5.1. Registration Rights. The rights of a holder of Registrable Securities to cause the Company to register its Registrable Securities pursuant to Section 3.1 or 3.2 may be assigned (but only with all related obligations as set forth below) in a Transfer effected in accordance with the terms of the Stockholders Agreement and this Agreement to: (a) a Charitable Organization, (b) a Permitted Transferee or (c) any other transferee that, together with its Affiliates, in the case of this clause
      (c) acquires shares of Registrable Securities either (i) for consideration of at least $10,000,000 or (ii) having a then fair market value (determined in good faith by the Board) of at least $10,000,000 (the transferees described in clauses (a), (b) and (c) each a "Permitted Registration Rights Assignee"). Without prejudice to any other or similar conditions imposed hereunder with respect to any such Transfer, no assignment permitted under the terms of this Section 3.5.1 shall be effective unless the Permitted Registration Rights Assignee, if not a Stockholder, has delivered to the Company a written acknowledgment and agreement in form and substance reasonably satisfactory to the Company that such Registrable Securities in respect of which such assignment is made shall be deemed Other Holder Shares and shall be subject to all of the provisions of this Agreement relating to Other Holder Shares and that such Permitted Registration Rights Assignee shall be bound by, and shall be an Other Holder party to, this Agreement and the holder of Other Holder Shares hereunder. A transferee to whom rights are transferred pursuant to this Section 3.5.1 may not again transfer such rights to any Person, other than as provided in this Section 3.5.1.

4.    REMEDIES.

      4.1. Generally. The parties shall have all remedies available at law, in equity or otherwise in the event of any breach or violation of this Agreement or any default hereunder. The parties acknowledge and agree that in the event of any breach of this Agreement, in addition to any other remedies which may be available, each of the parties hereto shall be entitled to specific performance of the obligations of the other parties hereto and, in addition, to such other equitable remedies (including preliminary or temporary relief) as may be appropriate in the circumstances.

5.    PERMITTED TRANSFEREES.

      5.1. Transfers by Investors. The rights of an Investor hereunder may be assigned (but only with all related obligations as set forth below) in connection with a Transfer of Shares effected in accordance with the terms of the Stockholders Agreement and this Agreement to a Permitted Transferee of such Investor. Without prejudice to any other or similar conditions imposed hereunder with respect to any such Transfer, no assignment permitted under the terms of this Section 5.1 shall be effective unless the Permitted Transferee to which such assignment is being made, if not a Stockholder, has delivered to the Company a written acknowledgment and agreement in form and substance reasonably satisfactory to the Company that the Shares in respect of which such assignment is made shall continue to be deemed Shares and shall be subject to all of the provisions of this Agreement relating to Shares and that such Permitted Transferee shall be bound by, and shall be a party to, this Agreement as an Investor. A Permitted Transferee to whom rights are transferred pursuant to this
Section 5.1 may not again transfer such rights to any other Permitted Transferee, other than as provided in this Section 5.1.

      5.2. Transfers by Managers or Manager Designees. The rights of a Manager or Manager Designee hereunder may be assigned (but only with all related obligations as set forth below) in connection with a Transfer of Shares effected in accordance with the terms of the Stockholders Agreement and this Agreement to a Permitted Transferee of such Manager or Manager Designee. Without prejudice to any other or similar conditions imposed hereunder with respect to any such Transfer, no assignment permitted under the terms of this Section 5.2 shall be effective unless the Permitted Transferee to which such assignment is being made, if not a Stockholder, has delivered to the Company a written acknowledgment and agreement in form and substance reasonably satisfactory to the Company that the Management Shares in respect of which such assignment is made shall continue to be deemed Management Shares and shall be subject to all of the provisions of this Agreement relating to Management Shares and that such Permitted Transferee shall be bound by, and shall be a party to, this Agreement as a Manager Designee. A Permitted Transferee to whom rights are transferred pursuant to this Section 5.2 may not again transfer such rights to any other Permitted Transferee, other than as provided in this Section 5.2.

6.    AMENDMENT, TERMINATION, ETC.

      6.1. Oral Modifications. This Agreement may not be orally amended, modified, extended or terminated, nor shall any oral waiver of any of its terms be effective.

      6.2. Written Modifications. This Agreement may be amended, modified, extended or terminated, and the provisions hereof may be waived, only by an agreement in writing signed by the Company, Midco and the Requisite Stockholder Majority; provided, however, that the consent of a majority in interest of the Management Shares shall be required for any amendment, modification, extension, termination or waiver (an "Amendment") that discriminates against the rights of the holders of Management Shares as such under this Agreement (provided, that it is understood and agreed that, for the purposes of interpreting and enforcing this amendment and waiver provision, Amendments that affect all Stockholders will not be deemed to "discriminate against" the holders of Management Shares as such simply because holders of Management Shares (i) own or hold more or less Shares than any other Stockholder, (ii) invested more or less money in the Company than any other Stockholder, (iii) have greater or lesser voting rights or powers than any other Stockholders) or (iv) have or had an employment and/or management position in the Company.

Each such Amendment shall be binding upon each party hereto and each holder of Shares or Other Holder Shares subject hereto. In addition, each party hereto and each holder of Shares or Other Holder Shares subject hereto may waive any right hereunder by an instrument in writing signed by such party or holder. To the extent the Amendment of any Section of this Agreement would require a specific consent pursuant this Section 6.2, any Amendment to the definitions used in such Section shall also require the specified consent.

      6.3. Withdrawal from Agreement. Any holder of Shares or Other Holder Shares that withdraws Shares from the Stockholders Agreement in accordance with
Section 9.3 thereof shall be deemed to have simultaneously withdrawn such Shares from this Agreement. From the date of delivery of such Person's withdrawal notice pursuant to Section 9.3 of the Stockholders Agreement, the withdrawn shares shall cease to be Shares subject to this Agreement and, if the holder of Shares or Other Holder Shares does not own any Share that will remain subject to this Agreement (each such holder, a "Withdrawing Holder"), such holder shall cease to be a party to this Agreement and shall no longer be subject to the obligations of this Agreement or have rights under this Agreement; provided, however, that any such Withdrawing Holder shall retain the indemnification rights pursuant to Section 3.4 hereof with respect to any matter that (i) may be an indemnified liability thereunder and (ii) occurred prior to such withdrawal.

      6.4. Effect of Termination. No termination under this Agreement shall relieve any Person of liability for breach prior to termination. In the event this Agreement is terminated, each Investor shall retain the indemnification rights pursuant to Section 3.4 hereof with respect to any matter that (i) may be an indemnified liability thereunder and (ii) occurred prior to such termination.

7.    DEFINITIONS. FOR PURPOSES OF THIS AGREEMENT:

      7.1. Certain Matters of Construction. In addition to the definitions referred to or set forth below in this Section 8:

                  (i) The words "hereof', "herein", "hereunder" and words of similar import shall refer to this Agreement as a whole and not to any particular Section or provision of this Agreement, and reference to a particular Section of this Agreement shall include all subsections thereof;

                  (ii) The word "including" shall mean including, without
            limitation;

                  (iii) Definitions shall be equally applicable to both nouns and verbs and the singular and plural forms of the terms defined;
            and

                  (iv) The masculine, feminine and neuter genders shall each include the other.

      7.2.  Definitions. The following terms shall have the following meanings:

      "Acquisition" shall have the meaning set forth in the Recitals.

      "AcquisitionCo" shall have the meaning set forth in the Preamble.

      "Acquisition Agreement" shall have the meaning set forth in the Recitals.

      "Affiliate" shall mean, with respect to any specified Person, (a) any other Person which directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, such specified Person (for the purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise); provided, however, that neither the Company nor any of its subsidiaries shall be deemed an Affiliate of any of the Stockholders (and vice versa), (b) if such specified Person is an investment fund, any other investment fund the primary investment advisor to which is the primary investment advisor to such specified Person or an Affiliate thereof and
(c) if such specified Person is a natural Person, any Family Member of such natural Person. Notwithstanding the foregoing, for all purposes of this Agreement, Integral Capital Partners VI, L.P. and its Affiliates will be considered Affiliates of Silver Lake Partners, L.P., Silver Lake Investors, L.P. and Silver Lake Technology Investors, L.L.C. and their respective Affiliates.

      "Affiliated Fund" shall mean, with respect to any specified Person, an investment fund that is an Affiliate of such Person or that is advised by the same investment adviser as such Person or by an Affiliate of such investment adviser.

      "Agreement" shall have the meaning set forth in the Preamble.

      "Amendment" shall have the meaning set forth in Section 6.2.

      "Bain Investors" shall mean, as of any date, Bain Capital Integral Investors, LLC, Bain Capital VII Coinvestment Fund, LLC and BCIP TCV, LLC, and their respective Permitted Transferees, in each case only if such Person is then an Investor and holds any Shares.

      "Board" shall mean the board of directors of the Company.

      "business day" shall mean any day that is not a Saturday, a Sunday or other day on which banks are required or authorized by law to be closed in the City of New York.

      "Cause" shall mean, with respect to any Manager, the following events or conditions, as determined by the Board in its reasonable judgment: (i) the refusal or failure to perform (other than by reason of disability), or material negligence in the performance of such employee's duties and responsibilities to the Company or any of its Affiliates, or refusal or failure to follow or carry out any reasonable direction of the Board, and the continuance of such refusal, failure or negligence for a period of ten days after notice to such Manager;
(ii) the material breach by such Manager of any provision of any material agreement between such employee and the Company or any of its Affiliates; (iii) fraud, embezzlement, theft or other dishonesty by such Manager with respect to the Company or any of its Affiliates; (iv) the conviction of, or a plea of nolo contendere by, such Manager to any felony or any other crime involving dishonesty or moral turpitude; and (v) any other conduct that involves a breach of fiduciary obligation on the part of such Manager or otherwise could reasonably be expected to have a material adverse effect upon the business, interests or reputation of the Company or any of its Affiliates.

      "Change of Control" shall mean the occurrence of (a) any consolidation or merger of the Company with or into any other corporation or other Person, or any other corporate reorganization or transaction (including the acquisition of capital stock of the Company), whether or not the Company is a party thereto, in which the stockholders of the Company immediately prior to such consolidation, merger, reorganization or transaction, own capital stock either (i) representing directly, or indirectly through one or more entities, less than fifty percent (50%) of the economic interests in or voting power of the Company or other surviving entity immediately after such consolidation, merger, reorganization or transaction or (ii) that does not directly, or indirectly through one or more entities, have the power to elect a majority of the entire board of directors of the Company or other surviving entity immediately after such consolidation, merger, reorganization or transaction; (b) any transaction or series of related transactions, whether or not the Company is a party thereto, after giving effect to which in excess of fifty percent (50%) of the Company's voting power is owned directly, or indirectly through one or more entities, by any Person and its "affiliates" or "associates" (as such terms are defined in the rules adopted by the Commission under the Exchange Act), other than the Investors and their respective Affiliated Funds, excluding, in any case referred to in clause (a) or
(b) any Initial Public Offering or any bona fide primary or secondary public offering following the occurrence of an Initial Public Offering; or (c) a sale, lease or other disposition of all or substantially all of the assets of the Company.

      "Charitable Organization" shall mean a charitable organization as described by Section 501(c)(3) of the Internal Revenue Code of 1986, as in effect from time to time.

      "Class A Stock" shall mean the Class A Common Stock, par value $.001 per share, of the Company, which is comprised of Class A-1 Common Stock, Class A-2 Common Stock, Class A-3 Common Stock and Class A-4 Common Stock.

      "Class L Stock" shall mean the Class L Common Stock, par value $.001 per share, of the Company.

      "Closing" shall have the meaning set forth in Section 1.1.

      "Commission" shall mean the Securities and Exchange Commission.

      "Common Stock" shall mean the common stock of the Company, including the Class A Stock and the Class L Stock.

      "Company" shall have the meaning set forth in the Preamble.

      "Convertible Securities" shall mean any evidence of indebtedness, shares of stock (other than Stock) or other securities (other than Options and Warrants) which are directly or indirectly convertible into or exchangeable or exercisable for shares of Stock.

      "Covered Person" shall have the meaning set forth in Section 3.4.1.

      "Equivalent Shares" shall mean, at any date of determination, (a) as to any outstanding shares of Stock, such number of shares of Stock and (b) as to any outstanding Options, Warrants or Convertible Securities which constitute Shares, the maximum number of shares of Stock for which or into which such Options, Warrants or Convertible Securities may at the time be exercised, converted or exchanged (or which will become exercisable, convertible or exchangeable on or prior to, or by reason of, the transaction or circumstance in connection with which the number of Equivalent Shares is to be determined).

      "Exchange Act" shall mean the Securities Exchange Act of 1934, as in effect from time to time.

      "Family Member" shall mean, with respect to any natural Person, (i) any lineal descendant or ancestor or sibling (by birth or adoption) of such natural Person, (ii) any spouse or former spouse of any of the foregoing, (iii) any legal representative or estate of any of the foregoing, (iv) any trust maintained for the benefit of the foregoing and (v) any corporation, private charitable foundation or other organization controlled by the foregoing.

      "Holders" shall mean the holders of Registrable Securities under this Agreement.

      "Holdings" shall have the meaning set forth in the Preamble.

      "Incentive Shares" shall mean all shares of Stock and Options held by a Manager or Manager Designee that are not Purchased and Roll-Over Shares, treating such Options as a number of Incentive Shares equal to the maximum number of shares of Stock for which such Options may at the time be exercised.

      "Indemnitee" shall have the meaning set forth in Section 3.4.3.

      "Initial Public Offering" shall mean the initial Public Offering registered on Form S-1 (or any successor form under the Securities Act).

      "Initiating Investors" shall have the meaning set forth in Section 3.1.1.

      "Investor Group" shall mean any one of (a) the Bain Investors, collectively, (b) the Silver Lake Investors, collectively and (c) the Warburg Pincus Investors, collectively. Where this Agreement provides for the vote, consent or approval of any Investor Group, such vote, consent or approval shall be determined by the Majority Bain Investors, the Majority Silver Lake Investors or the Majority Warburg Pincus Investors, as the case may be, except as otherwise specifically set forth herein; provided, however, that any such Investor Group shall cease to be a Investor Group at such time after the Closing, and at all times thereafter, as (i) such Investor Group ceases to hold Shares representing a Total Combined Investment (as defined in the Company's certificate of incorporation) of at least the Minimum Total Combined Investment (as defined in the Company's certificate of incorporation) or (ii) such Investor Group ceases to hold Shares equal to or greater than the Minimum Director Share Amount (as defined in the Company's certificate of incorporation); provided that no adjustment pursuant to the Company's certificate of incorporation to the "Minimum Total Combined Investment" or the "Minimum Director Share Amount" shall cause any former Investor Group to again become an Investor Group.

      "Investors" shall have the meaning set forth in the Preamble.

      "Issuance" shall have the meaning set forth in Section 2.

      "Issuer" shall have the meaning set forth in Section 2.

      "Majority Bain Investors" shall mean, as of any date, the holders of a Majority in Interest of the Shares held by the Bain Investors.

      "Majority in Interest" shall mean, (a) with respect to a set of Shares of a single class, a majority of such Shares and (b) with respect to a set of Shares of more than one class, a majority in aggregate Purchase Price Value of such Shares.

      "Majority Silver Lake Investors" shall mean, as of any date, the holders of a Majority in Interest of the Shares held by the Silver Lake Investors.

      "Majority Warburg Pincus Investors" shall mean, as of any date, the holders of a Majority in Interest of the Shares held by the Warburg Pincus Investors.

      "Management Shares" shall mean all Shares held by a Manager or Manager Designee, including (a) all Purchased and Roll-Over Shares and (b) all Incentive Shares held by such Manager or Manager Designee. Any Management Shares that are Transferred by the holder thereof to such holder's Permitted Transferees shall remain Management Shares in the hands of such Permitted Transferee.

      "Managers" shall have the meaning set forth in the Preamble.

      "Midco" shall have the meaning set forth in the Preamble.

      "NASD" shall have the meaning set forth in Section 3.3.2(g).

      "OpCo" shall have the meaning set forth in the Recitals.

      "Options" shall mean any options to subscribe for, purchase or otherwise directly acquire Stock, other than any such option held by the Company or Midco or any right to purchase shares pursuant to this Agreement.

      "Other Holder Shares" shall mean (a) all shares of Stock held by an Other Holder that were Transferred to such Other Holder in a transaction subject to
Section 3.5.1 or that were acquired by such Other Holder upon the exercise, conversion or exchange of any Options, Warrants or Convertible Securities that were Transferred to such Other Holder in a transaction subject to Section 3.5.1 and (b) all Options, Warrants and Convertible Securities that were Transferred to such Other Holder in a transaction subject to Section 3.5.1, treating such Options, Warrants and Convertible Securities as a number of Other Holder Shares equal to the maximum number of shares of Stock for which or into which such Options, Warrants or Convertible Securities may at the time be exercised, converted or exchanged (or which will become exercisable, convertible or exchangeable on or prior to, or by reason of, the transaction or circumstance in connection with which the number of Other Holder Shares is to be determined).

      "Other Holders" shall have the meaning set forth in the Preamble.

      "Other Securities" shall have the meaning set forth in Section 2.1.3.

      "Parity Shares" shall have the meaning set forth in Section 3.3.1.

      "Participating Buyer" shall have the meaning set forth in Section
2.1.2(a).

      "Participation Notice" shall have the meaning set forth in Section 2.1.1.

      "Participation Offerees" shall have the meaning set forth in Section
2.1.1.

      "Participation Portion" shall have the meaning set forth in Section 2.1.1.

      "Participation Shares" shall mean all Shares held by an Investor and all Vested Purchased and Roll-Over Shares held by a Manager or Manager Designee.

      "Permitted Registration Rights Assignee" shall have the meaning set forth in Section 3.5.1.

      "Permitted Transferee" shall mean, in respect of any Investor, any Affiliated Fund of such Investor, and, in respect of any Manager or Manager Designee, any Family Member of such Manager or Manager Designee, in each case to the extent such Person agrees to be bound by the terms of this Agreement and the Stockholders Agreement, as applicable. In addition, any Stockholder shall be a Permitted Transferee of the Permitted Transferees of itself.

      "Person" shall mean any individual, partnership, corporation, company, association, trust, joint venture, limited liability company, unincorporated organization, entity or division, or any government, governmental department or agency or political subdivision thereof.

      "Preferred Stock" shall mean the 10% Cumulative Preferred Stock, par value $.001 per share, of Midco.

      "Price Per Equivalent Share" shall mean the Board's good faith determination of the price per Equivalent Share of any Convertible Securities or Options which are the subject of an Issuance pursuant to Section 2 hereof.

      "Principal Lock-Up Agreement" shall have the meaning set forth in Section 5 of the Stockholders Agreement.

      "Principal Participating Holders" shall mean, with respect to any Public Offering, (i) the two holders (determined in accordance with Section 3.3.1) including the greatest number of Registrable Securities in such Public Offering,
(ii) if there are more than two such holders including the greatest number of Registrable Securities in such Public Offering, all of such holders and (iii) if there is only one such holder including any Registrable Securities in such Public Offering, such holder. Where this Agreement provides for the vote, consent or approval of the Principal Participating Holders, such vote, consent or approval shall be required of each such holder as identified in the preceding sentence.

      "Pro Rata Portion" shall mean for purposes of Section 3.3, with respect to each holder of Registrable Securities or Parity Shares requesting that such shares be registered in such registration statement, a number of such shares equal to the aggregate number of shares of Common Stock to be registered in such registration (excluding any shares to be registered for the account of the Company) multiplied by a fraction, the numerator of which is the aggregate number of Registrable Securities and Parity Shares held by such holder, and the denominator of which is the aggregate number of Registrable Securities and Parity Shares held by all holders requesting that their Registrable Securities or Parity Shares be registered in such registration.

      "Prospective Buyer" shall mean any Person proposing to purchase or otherwise shares from a Prospective Selling Stockholder.

      "Prospective Subscriber" shall have the meaning set forth in Section
2.1.1.

      "Public Offering" shall mean a public offering and sale of Common Stock for cash pursuant to an effective registration statement under the Securities Act.

      "Purchase Price Value" shall mean: (a) $1.00, in the case of a share of Class A Stock, (b) $81.00, in the case of a share of Class L Stock and (c) $100.00, in the case of a share of Preferred Stock, in each case appropriately adjusted for any stock split, stock dividend, combination, recapitalization or the like involving such class.

      "Purchased and Roll-Over Shares" shall mean (a) all shares of Stock held by a Manager or Manager Designee that were purchased by the original holder thereof on or before the Closing Date or upon the exercise, conversion or exchange of Options described in clause (b) hereof, (b) all Options for shares of Stock held by a Manager, which were received by such Manager on the Closing Date in connection with the roll-over of his or her deal bonus from OpCo, treating such Options as a number of Purchased and Roll-Over Shares equal to the maximum number of shares of Stock for which such Options may be exercised, and
(c) all Shares held by a Manager or Manager Designee that are designated as Purchased and Roll-Over Shares by the Requisite Stockholder Majority.

      "Purchaser" shall have the meaning set forth in the Recitals.

      "Registrable Securities" shall mean (a) all shares of Class A-4 Stock, (b) all shares of Class A-4 Stock issuable upon conversion of shares of Class A-1 Stock, Class A-2 Stock, Class A-3 Stock or Class L Stock, (c) all shares of Class A-4 Stock issuable upon exercise, conversion or exchange of any Option, Warrant or Convertible Security and (d) all shares of Class A-4 Stock directly or indirectly issued or issuable with respect to the securities referred to in clauses

(a), (b) or (c) above by way of stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization, in each case constituting Participation Shares or Other Holder Shares. As to any particular Registrable Securities, such shares shall cease to be Registrable Securities when (i) such securities shall have ceased to be Participation Shares or Other Holder Shares hereunder, (ii) a registration statement with respect to the sale of such securities shall have become effective under the Securities Act and such securities shall have been disposed of in accordance with such registration statement, (iii) such securities shall have been Transferred pursuant to Rule 144 or Rule 145, (iv) disposition of such securities may be made by the Holder thereof under Rule 144 or 145 and the holder of such securities holds no more than one percent of the shares of the applicable class outstanding as shown by the most recent report or statement published by the Company, (v) subject to the provisions of Section 6.2 hereof, such securities shall have been otherwise transferred to a Person that is not an Affiliate of the transferor, new certificates for them not bearing a legend restricting further transfer shall have been delivered by the Company as part of such transfer and subsequent disposition of them shall not require registration of them under the Securities Act and such securities may be distributed without volume limitation or other restrictions on transfer under Rule 144 or Rule 145 (including without application of paragraphs (c), (e) (f) and (h) of Rule 144),
(vi) such securities shall have ceased to be outstanding or (vii) the holder thereof shall have withdrawn from this Agreement pursuant to Section 6.3.

      "Registration Expenses" means any and all expenses incident to performance of or compliance with Section 3 of this Agreement (other than underwriting discounts and commissions paid to underwriters and transfer taxes, if any), including (a) all Commission and securities exchange or NASD registration and filing fees, (b) all fees and expenses of complying with securities or blue sky laws (including reasonable fees and disbursements of counsel for the underwriters in connection with blue sky qualifications of the Registrable Securities), (c) all printing, messenger and delivery expenses, (d) all fees and expenses incurred in connection with the listing of the Registrable Securities on any securities exchange or NASD pursuant to Section 3.3.2(g) and all rating agency fees, (e) the fees and disbursements of counsel for the Company and of its independent public accountants, including the expenses of any special audits and/or "cold comfort" letters required by or incident to such performance and compliance, (f) the reasonable fees and disbursements of one counsel for the Holders selected pursuant to the terms of Section 3, (g) any fees and disbursements customarily paid by the issuers of securities, and (h) expenses incurred in connection with any road show (including the reasonable out-of-pocket expenses of the Holders).

      "Requisite Stockholder Majority" shall mean at any time the approval of
(a) each of at least two Investor Groups if there is more than one Investor Group, (b) a single Investor Group if there is only one Investor Group and (c) otherwise, Investors holding a majority of the outstanding Class A Stock constituting Shares then held by all Investors.

      "Rule 144" shall mean Rule 144 under the Securities Act (or any successor
Rule).

      "Rule 145" shall mean Rule 145 under the Securities Act (or any successor
Rule).

      "Rule 145 Transaction" shall mean a registration on Form S-4 (or any successor Form) pursuant to Rule 145.

      "Sale" shall mean a Transfer for value and the terms "Sell" and "Sold" shall have correlative meanings.

      "Securities Act" shall mean the Securities Act of 1933, as in effect from time to time.

      "Shares" shall mean (a) all shares of Stock held by a Stockholder, whenever issued, including all shares of Stock issued upon the exercise, conversion or exchange of any Options, Warrants or Convertible Securities and
(b) all Options, Warrants and Convertible Securities held by a Stockholder (treating such Options, Warrants and Convertible Securities as a number of Shares equal to the number of Equivalent Shares represented by such Options, Warrants and Convertible Securities for all purposes of this Agreement except as otherwise specifically set forth herein).

      "Silver Lake Investors" shall mean, as of any date, Silver Lake Partners, L.P., Silver Lake Investors, L.P., Silver Lake Technology Investors, L.L.C. and Integral Capital Partners VI, L.P., and their respective Permitted Transferees, in each case only if such Person is then a Stockholder and holds any Shares.

      "Stock" shall mean the Common Stock and the Preferred Stock.

      "Stockholders" shall have the meaning set forth in the Stockholders Agreement.

      "Stockholders Agreement" shall have the meaning set forth in the Recitals.

      "Subject Securities" shall have the meaning set forth in Section 2.

      "Transfer" shall mean any sale, pledge, assignment, encumbrance or other transfer or disposition of any Shares or Other Holder Shares to any other Person, whether directly, indirectly, voluntarily, involuntarily, by operation of law, pursuant to judicial process or otherwise.

      "Unvested Incentive Shares" shall mean, with respect to a Manager or Manager Designee at any time, the Management Shares that are Incentive Shares held by such Manager or Manager Designee which remain subject to vesting requirements at such time.

      "Unvested Purchased and Roll-Over Shares" shall mean, with respect to a Manager or Manager Designee at any time, the Management Shares that are Purchased and Roll-Over Shares held by such Manager or Manager Designee which remain subject to vesting requirements at such time.

      "Unvested Shares" shall mean, at any time, all Management Shares that are Unvested Incentive Shares or Unvested Purchased and Roll-Over Shares at such time.

      "Vested Incentive Shares" shall mean, with respect to a Manager or Manager Designee at any time, the Management Shares that are Incentive Shares held by such Manager or Manager Designee which are fully vested at such time.

      "Vested Purchased and Roll-Over Shares" shall mean, with respect to a Manager or Manager Designee at any time, the Management Shares that are Purchased and Roll-Over Shares held by such Manager or Manager Designee which are fully vested at such time; provided, that upon any termination of employment of the Manager associated with such Purchased and Roll-Over Shares by the Company and its subsidiaries other than for Cause, all of the Purchased and Roll-Over Shares associated with such Manager shall automatically vest in accordance with the terms of any restricted stock agreement, award or plan that governs such Purchased and Roll-Over Shares.

      "Vested Shares" shall mean, at any time, all Shares that are not Management Shares or are Management Shares that are Vested Incentive Shares or Vested Purchased and Roll-Over Shares at such time.

      "Warburg Pincus Investors" shall mean, as of any date, Warburg Pincus Private Equity VIII, L.P., Warburg Pincus Netherlands Private Equity VIII I, C.V., Warburg Pincus Netherlands Private Equity VIII II, C.V., Warburg Pincus Germany Private Equity VIII K.G., Warburg Pincus International Partners, L.P., Warburg Pincus Netherlands International Partners I, C.V., Warburg Pincus Netherlands International Partners II, C.V. and Warburg Pincus Germany International Partners, K.G. and their respective Permitted Transferees, in each case only if such Person is then a Stockholder and holds any Shares.

      "Warrants" shall mean any warrants to subscribe for, purchase or otherwise directly acquire Stock.

      "Withdrawing Holders" shall have the meaning set forth in Section 6.3.

8.    MISCELLANEOUS.

      8.1. Authority: Effect. Each party hereto represents and warrants to and agrees with each other party that the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized on behalf of such party and do not violate any agreement or other instrument applicable to such party or by which its assets are bound. This Agreement does not, and shall not be construed to, give rise to the creation of a partnership among any of the parties hereto, or to constitute any of such parties members of a joint venture or other association. The Company and Midco shall be jointly and severally liable for all obligations of each such party pursuant to this Agreement.

      8.2. Notices. Any notices and other communications required or permitted in this Agreement shall be effective if in writing and (a) delivered personally,
(b) sent by facsimile, or (c) sent by overnight courier, in each case, addressed as follows:

      If to the Company, Midco, Holdings or OpCo, to it:

                  c/o UGS Corp.
                  13690 Riverport Drive
                  Maryland Heights, Missouri 63043
                  Facsimile: (314) 264-8913
                  Attention: Anthony J. Affuso
      with copies to:

                  Ropes & Gray LLP
                  One International Place
                  Boston, Massachusetts 02210
                  Facsimile: (617) 951-7050
                  Attention: Alfred Rose, Esq.

      If to a Bain Investor, to it:

                  c/o Bain Capital, LLC
                  600 Montgomery Street, 33rd Floor
                  San Francisco, California 94111
                  Facsimile: (415) 352-5010
                  Attention: Andrew Balson

      with copies to:

                  Ropes & Gray LLP
                  One International Place
                  Boston, Massachusetts 02210
                  Facsimile: (617) 951-7050
                  Attention: R. Newcomb Stillwell, Esq.

      If to a Silver Lake Investor, to it:

                  c/o Silver Lake Partners
                  2725 Sand Hill Road, Ste. 150
                  Menlo Park, California 94025
                  Facsimile: (650) 234-2593
                  Attention: Kenneth Y. Hao

      with copies to:

                  Simpson Thacher & Bartlett LLP
                  3330 Hillview Avenue
                  Palo Alto, California  94304
                  Facsimile: (650) 251-5002
                  Attention: Richard Capelouto, Esq.

      If to a Warburg Pincus Investor, to it:

                  c/o Warburg Pincus LLC

                  466 Lexington Ave
                  New York, NY 10017
                  Facsimile: (212) 716-5040
                  Attention: Gregory F. Back

      with copies to:

                  Willkie Farr & Gallagher LLP
                  787 Seventh Avenue
                  New York, NY 10019-6099
                  Facsimile: (212) 728-8111
                  Attention: Gordon R. Caplan, Esq.

      Notice to the holder of record of any shares of capital stock shall be deemed to be notice to the holder of such shares for all purposes hereof.

      Unless otherwise specified herein, such notices or other communications shall be deemed effective (a) on the date received, if personally delivered, (b) on the date received if delivered by facsimile on a business day, or if not delivered on a business day, on the first business day thereafter and (b) two business days after being sent by overnight courier. Each of the parties hereto shall be entitled to specify a different address by giving notice as aforesaid to each of the other parties hereto.

      8.3. Binding Effect, Etc. Except for restrictions on the Transfer of Shares set forth in other written agreements, plans or documents, and except for other written agreements dated on or about the date of this Agreement, this Agreement constitutes the entire agreement of the parties with respect to its subject matter, supersedes all prior or contemporaneous oral or written agreements or discussions with respect to such subject matter, and shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, representatives, successors and permitted assigns. Except as otherwise expressly provided herein, no Investor or other party hereto may assign any of its respective rights or delegate any of its respective obligations under this Agreement without the prior written consent of the other parties hereto, and any attempted assignment or delegation in violation of the foregoing shall be null and void.

      8.4. Descriptive Heading. The descriptive headings of this Agreement are for convenience of reference only, are not to be considered a part hereof and shall not be construed to define or limit any of the terms or provisions hereof.

      8.5. Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one instrument.

      8.6. Severability. In the event that any provision hereof would, under applicable law, be invalid or unenforceable in any respect, such provision shall be construed by modifying or limiting it so as to be valid and enforceable to the maximum extent compatible with, and possible under, applicable law. The provisions hereof are severable, and in the event any provision hereof should be held invalid or unenforceable in any respect, it shall not invalidate, render unenforceable or otherwise affect any other provision hereof.

      8.7. No Recourse. Notwithstanding anything that may be expressed or implied in this Agreement, the Company and each Investor covenant, agree and acknowledge that no recourse under this Agreement or any documents or instruments delivered in connection with this Agreement shall be had against any current or future director, officer, employee, general or limited partner or member of any Investor or of any Affiliate or assignee thereof, as such, whether by the enforcement of any assessment or by any legal or equitable proceeding, or by virtue of any statute, regulation or other applicable law, it being expressly agreed and acknowledged that no personal liability whatsoever shall attach to, be imposed on or otherwise be incurred by any current or future officer, agent or employee of any Investor or any current or future member of any Investor or any current or future director, officer, employee, partner or member of any Investor or of any Affiliate or assignee thereof, as such, for any obligation of any Investor under this Agreement or any documents or instruments delivered in connection with this Agreement for any claim based on, in respect of or by reason of such obligations or their creation.

      8.8. Aggregation of Shares. All Shares held by an Investor and its Affiliates shall be aggregated together for purposes of determining the availability of any rights under Sections 3 and 6. Within any Investor Group, the Investors may allocate the ability to exercise any rights under this Agreement in any manner that such Investor Group (by a Majority in Interest of the Shares held by such Investor Group) sees fit.

      8.9. Obligations of Company, Midco, Holdings and OpCo. Each of the Company, Midco, Holdings and OpCo shall be jointly and severally liable for any payment obligation of any of the Company, Midco, Holdings or OpCo pursuant to this Agreement.

9.    GOVERNING LAW.

      9.1. Governing Law. This Agreement and all claims arising out of or based upon this Agreement or relating to the subject matter hereof shall be governed by and construed in accordance with the domestic substantive laws of the State of Delaware without giving effect to any choice or conflict of laws provision or rule that would cause the application of the domestic substantive laws of any other jurisdiction.

      9.2. Consent to Jurisdiction. Each party to this Agreement, by its execution hereof, (a) hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the State of Delaware for the purpose of any action, claim, cause of action or suit (in contract, tort or otherwise), inquiry, proceeding or investigation arising out of or based upon this Agreement or relating to the subject matter hereof, (b) hereby waives to the extent not prohibited by applicable law, and agrees not to assert, and agrees not to allow any of its subsidiaries to assert, by way of motion, as a defense or otherwise, in any such action, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that any such proceeding brought in one of the above-named courts is improper, or that this Agreement or the subject matter hereof or thereof may not be enforced in or by such court and (c) hereby agrees not to commence or maintain any action, claim, cause of action or suit (in contract, tort or otherwise), inquiry, proceeding or investigation arising out of or based upon this Agreement or relating to the subject matter hereof or thereof other than before one of the above-named courts nor to make any motion or take any other action seeking or intending to cause the transfer or removal of any such action, claim, cause of action or suit (in contract, tort or otherwise), inquiry, proceeding or investigation to any court other than one of the above-named courts whether on the grounds of inconvenient forum or otherwise. Notwithstanding the foregoing, to the extent that any party hereto is or becomes a party in any litigation in connection with which it may assert indemnification rights set forth in this agreement, the court in which such litigation is being heard shall be deemed to be included in clause (a) above. Notwithstanding the foregoing, any party to this Agreement may commence and maintain an action to enforce a judgment of any of the above-named courts in any court of competent jurisdiction. Each party hereto hereby consents to service of process in any such proceeding in any manner permitted by Delaware law, and agrees that service of process by registered or certified mail, return receipt requested, at its address specified pursuant to Section 8.2 hereof is reasonably calculated to give actual notice.

      9.3. WAIVER OF JURY TRIAL. TO THE EXTENT NOT PROHIBITED BY APPLICABLE LAW WHICH CANNOT BE WAIVED, EACH PARTY HERETO HEREBY WAIVES AND COVENANTS THAT IT WILL NOT ASSERT (WHETHER AS PLAINTIFF, DEFENDANT OR OTHERWISE) ANY RIGHT TO TRIAL BY JURY IN ANY FORUM IN RESPECT OF ANY ISSUE OR ACTION, CLAIM, CAUSE OF ACTION OR SUIT (IN CONTRACT, TORT OR OTHERWISE), INQUIRY, PROCEEDING OR INVESTIGATION ARISING OUT OF OR BASED UPON THIS AGREEMENT OR THE SUBJECT MATTER HEREOF OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE TRANSACTIONS CONTEMPLATED HEREBY, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING. EACH PARTY HERETO ACKNOWLEDGES THAT IT HAS BEEN INFORMED BY THE OTHER PARTIES HERETO THAT THIS SECTION 9.3 CONSTITUTES A MATERIAL INDUCEMENT UPON WHICH THEY ARE RELYING AND WILL RELY IN ENTERING INTO THIS AGREEMENT. ANY PARTY HERETO MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION 9.3 WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF EACH SUCH PARTY TO THE WAIVER OF ITS RIGHT TO TRIAL BY JURY.

      9.4. Exercise of Rights and Remedies. No delay of or omission in the exercise of any right, power or remedy accruing to any party as a result of any breach or default by any other party under this Agreement shall impair any such right, power or remedy, nor shall it be construed as a waiver of or acquiescence in any such breach or default, or of any similar breach or default occurring later; nor shall any such delay, omission nor waiver of any single breach or default be deemed a waiver of any other breach or default occurring before or after that waiver.

                            [Signature pages follow]

      IN WITNESS WHEREOF, each of the undersigned has duly executed this Agreement (or caused this Agreement to be executed on its behalf by its officer or representative thereunto duly authorized) under seal as of the date first above written.

THE COMPANY:                         UGS CAPITAL CORP.

                                                  *
                                     _________________________________
                                     Douglas E. Barnett
                                     Executive Vice President

MIDCO:                               UGS CAPITAL CORP.  II

                                                  *
                                     _________________________________
                                     Douglas E. Barnett
                                     Executive Vice President

HOLDINGS:                            UGS HOLDINGS, INC.

                                                  *
                                     _________________________________
                                     Douglas E. Barnett
                                     Executive Vice President

ACQUISITIONCO:                       UGS CORP.

                                                  *
                                     _________________________________
                                     Douglas E. Barnett
                                     Executive Vice President

* The signature appearing immediately below shall serve as a signature at each place indicated with an "*" on the two pages above:

                                     /s/ Douglas E. Barnett
                                     --------------------------
                                     Douglas E. Barnett
                                     Executive Vice President

Participation and Registration Rights Agreement

THE INVESTORS:                   BAIN CAPITAL INTEGRAL INVESTORS, LLC
                                 By: Bain Capital Investors, LLC
                                     its administrative member

                                                        *
                                     __________________________________________
                                     Andrew Balson
                                     Managing Director

                                 BAIN CAPITAL VII COINVESTMENT FUND, LLC
                                 By: Bain Capital VII Coinvestment Fund, L.P.,
                                     its sole member
                                 By: Bain Capital Partners VII, L.P.,
                                     its general partner
                                 By: Bain Capital Investors, LLC,
                                     its general partner

                                                        *
                                     __________________________________________
                                     Andrew Balson
                                     Managing Director

                                 BCIP TCV, LLC
                                 By: Bain Capital Investors, LLC
                                     its administrative member

                                                        *
                                     __________________________________________
                                     Andrew Balson
                                     Managing Director

* The signature appearing immediately below shall serve as a signature at each place indicated with an "*" on this page:

                                 /s/ Andrew Balson
                                 --------------------
                                 Andrew Balson
                                 Managing Director

Participation and Registration Rights Agreement

                                SILVER LAKE PARTNERS, L.P.
                                By: Silver Lake Technology Associates, L.L.C.
                                    its General Partner

                                                        *
                                    _________________________________________
                                    Kenneth Y. Hao
                                    Managing Director

                                SILVER LAKE INVESTORS, L.P.
                                By: Silver Lake Technology Associates, L.L.C.
                                    its General Partner

                                                        *
                                    _________________________________________
                                    Kenneth Y. Hao
                                    Managing Director

                                SILVER LAKE TECHNOLOGY INVESTORS, L.L.C.
                                By: Silver Lake Technology Management, L.L.C.
                                    its Manager

                                                        *
                                    _________________________________________
                                    Kenneth Y. Hao
                                    Managing Director

* The signature appearing immediately below shall serve as a signature at each place indicated with an "*" on this page:

                                /s/ Kenneth Y. Hao
                                ------------------------
                                Kenneth Y. Hao
                                Managing Director

Participation and Registration Rights Agreement

                                INTEGRAL CAPITAL PARTNERS VI, L.P.
                                By: Integral Capital Management VI, LLC
                                    its General Partner

                                By: /s/ Pamela K. Hagenah
                                    -------------------------
                                    Pamela K. Hagenah
                                    Manager

Participation and Registration Rights Agreement

                                     WARBURG PINCUS PRIVATE EQUITY VIII, L.P.
                                     By: Warburg Pincus & Co.
                                         its General Partner

                                                                *
                                         ____________________________________
                                         Gregory F. Back
                                         Partner

                                     WARBURG PINCUS NETHERLANDS PRIVATE
                                     EQUITY VIII I, C.V.
                                     By: Warburg Pincus & Co.
                                         its General Partner

                                                                *
                                         ____________________________________
                                         Gregory F. Back
                                         Partner

                                     WARBURG PINCUS NETHERLANDS PRIVATE
                                     EQUITY VIII II, C.V.
                                     By: Warburg Pincus & Co.
                                         its General Partner

                                                                *
                                         ____________________________________
                                         Gregory F. Back
                                         Partner

                                     WARBURG PINCUS GERMANY PRIVATE EQUITY
                                     VIII K.G.
                                     By: Warburg Pincus & Co.
                                         its General Partner

                                                                *
                                         ____________________________________
                                         Gregory F. Back
                                         Partner

Participation and Registration Rights Agreement

                                    WARBURG PINCUS INTERNATIONAL PARTNERS, L.P.
                                    By: Warburg Pincus & Co.
                                        its General Partner

                                                               *
                                        _______________________________________
                                        Gregory F. Back
                                        Partner

                                    WARBURG PINCUS NETHERLANDS
                                    INTERNATIONAL PARTNERS I, C.V.
                                    By: Warburg Pincus & Co.
                                        its General Partner

                                                               *
                                        _______________________________________
                                        Gregory F. Back
                                        Partner

                                    WARBURG PINCUS NETHERLANDS
                                    INTERNATIONAL PARTNERS II, C.V.
                                    By: Warburg Pincus & Co.
                                        its General Partner

                                                               *
                                        _______________________________________
                                        Gregory F. Back
                                        Partner

                                    WARBURG PINCUS GERMANY INTERNATIONAL
                                    PARTNERS, K.G.
                                    By: Warburg Pincus & Co.
                                        its General Partner

                                                               *
                                        _______________________________________
                                        Gregory F. Back
                                        Partner

Participation and Registration Agreement

 * The signature appearing immediately below shall serve as a signature at each place indicated with an "*" on the two pages above:

                                            /s/ Gregory F. Back
                                            -----------------------
                                            Gregory F. Back
                                            Partner

Participation and Registration Agreement

THE MANAGER
DESIGNEES:                                  THE ANTHONY JAMES AFFUSO AND
                                            LORRAINE PERKINS AFFUSO
                                            REVOCABLE TRUST

                                            /s/ Anthony James Affuso
                                            -----------------------------
                                            Anthony James Affuso
                                            Co-Trustee

                                            /s/ Lorraine Perkins Affuso
                                            -----------------------------
                                            Lorraine Perkins Affuso
                                            Co-Trustee

Participation and Registration Agreement

                                   SCHEDULE I
                               HOLDINGS OF SHARES

                                                   CLASS A        CLASS L       PREFERRED   CLASS A   CLASS L     PREFERRED
                STOCKHOLDER                     COMMON STOCK    COMMON STOCK      STOCK     OPTIONS   OPTIONS      OPTIONS
-------------------------------------------     -------------   ------------    ----------  -------   --------    --------
Bain Capital Integral Investors, LLC            21,372,116.03   2,355,682.49    529,100.05     -             -           -
Bain Capital VII Coinvestment Fund, LLC          6,000,000.00     666,666.66    150,000.00     -             -           -
BCIP TCV, LLC                                      147,884.00      35,428.62      8,899.94     -             -           -
Silver Lake Partners, L.P.                      26,078,366.28   2,897,596.25    651,959.16     -             -           -
Silver Lake Investors, L.P.                        733,819.35      81,535.48     18,345.49     -             -           -
Silver Lake Technology Investors, L.L.C.           157,414.40      17,490.49      3,935.35     -             -           -
Integral Capital Partners VI, L.P.                 550,400.00      61,155.55     13,759.99     -             -           -
Warburg Pincus Private Equity VIII, L.P.        13,334,831.49   1,481,647.95    333,370.78     -             -           -
Warburg Pincus Netherlands Private
Equity VIII I, C.V.                                226,756.55      25,195.17      5,668.91     -             -           -
Warburg Pincus Netherlands Private
Equity VIII II, C.V.                               159,760.30      17,751.14      3,994.01     -             -           -
Warburg Pincus Germany Private
Equity VIII K.G.                                    38,651.68       4,294.63        966.29     -             -           -
Warburg Pincus International Partners, L.P.     13,189,235.21   1,465,470.58    329,730.88     -             -           -
Warburg Pincus Netherlands International
Partners I, C.V.                                   330,240.00      36,693.33      8,256.00     -             -           -
Warburg Pincus Netherlands International
Partners II, C.V.                                  220,160.00      24,462.22      5,504.00     -             -           -
Warburg Pincus Germany International
Partners, K.G.                                      20,364.80       2,262.75        509.12     -             -           -
Anthony J. Affuso                                   76,000.00              -             -     -      8,444.44    1,900.00
Charles Grindstaff                                  22,000.00              -             -     -      2,444.44      550.00
Steve Bashada                                        9,044.00              -             -     -      1,004.89      226.10
Robert Nierman                                      16,720.00              -             -     -      1,857.78      418.00
Hans-Kurt Luebberstedt                              18,400.00              -             -     -      2,044.44      460.00
James Duncan                                         2,880.00              -             -     -        320.00       72.00
Tony L. Hemmelgarn                                   4,000.00              -             -     -        444.44      100.00
Haruyoshi Iida (RSL)                                 9,600.00              -             -     -      1,066.67      240.00
Daniel Malliet                                       9,880.00              -             -     -      1,097.78      247.00
William A. Carrelli                                    950.00              -             -     -        105.56       23.75
Rich Ramsey                                          2,400.00              -             -     -        266.67       60.00

                                                   CLASS A        CLASS L       PREFERRED      CLASS A    CLASS L    PREFERRED
                 STOCKHOLDER                    COMMON STOCK    COMMON STOCK      STOCK        OPTIONS    OPTIONS     OPTIONS
---------------------------------------------   -------------   ------------    ------------   -------   ---------   ---------
Donald Vogt                                            950.00              -               -      -         105.56      23.75
Donald Vossler                                       3,800.00              -               -      -         422.22      95.00
W. Michael White                                     2,000.00              -               -      -         222.22      50.00
Thomas Lemberg                                      12,000.00       1,333.33          300.00      -              -          -
Douglas E. Barnett                                  20,000.00       2,222.22          500.00      -              -          -
The Anthony James Affuso and Lorraine Perkins
Affuso Revocable Trust                              12,000.00       1,333.33          300.00      -              -          -

TOTAL                                           82,782,624.09   9,178,222.20    2,065,099.97      -      19,847.11   4,465.60

Participation and Registration Rights Agreement